Exhibit 10.2

August 7, 2006

Steven Alsene

Interim Chief Financial Officer

Rotech Healthcare Inc.

2600 Technology Drive

Suite 300

Orlando, FL 32804

Dear Steve,

This letter will confirm the Company’s agreement with you, that if prior to June 30, 2007 your employment is terminated for other than cause, or your position within the company is reduced to below that of Vice President of Finance or your base salary is reduced below $190,000 per annum then the company will pay you, within one month one years salary plus bonus.

Yours sincerely,

/s/ P.L. Carter
P.L. Carter
Chief Executive Officer

/s/ S. Alsene
S. Alsene
Interim CFO

Date 8/17/06

2600 Technology Drive, Suite 300 • Orlando, Florida 32804 • 407-822-4600